EXHIBIT 2.1


FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
DEC 18, 1986
SECRETARY OF STATE
File # 8210-86

                      PLAN AND ARTICLES OF MERGER
                     ---------------------------

This Plan and these Articles of Merger are hereby adopted by Technology Research, Inc. a Utah corporation, (hereinafter "TR") and Balboa Investments, Inc., a Nevada corporation (hereinafter "BI"). This Plan and these articles of Merger are adopted pursuant to Section 78.486, Nevada Revised Statutes as amended and Section 16-10-72 Utah Code Annotated, 1953, as amended; all of such laws including the laws of Nevada expressly permit the merger described herein subject to and pursuant to all of the terms and conditions as set forth herein.


                        I. PARTIES TO THE AGREEMENT
                        ---------------------------

The parties to the Agreement are those corporations referred to in the introductory paragraph hereof. TR owns 100% of the issued and outstanding common stock of BI. TR is to be merged into BI and BI shall be and is hereinafter designated as the "Surviving Corporation".

                     II. TERMS AND CONDITIONS OF MERGER
                     ----------------------------------

The merger shall be deemed effective when this Plan and these Articles have been delivered to and filed with the Secretary of State for the State of Nevada.

The laws which are to govern the terms of this merger are the laws of Nevada and the laws of Utah. The Surviving Corporation shall be a Nevada corporation and shall be governed by the laws of Nevada and shall be continued to be governed by its existing Articles of Incorporation on file in the State of Nevada.

Upon the effective date of this merger, the following results shall occur:

1. The two corporations which are parties to this Plan of merger shall become a single corporation, which shall be the Surviving Corporation, namely BI, a Nevada corporation, as provided for herein.

2.    The separate existence of TR shall cease.

3. Such Surviving Corporation as designated herein shall have the rights, privileges, immunities and powers and shall be subject to all duties and obligations of the Corporation organized under the Nevada Business Corporation Act.

4. The Surviving Corporation shall, upon the effective date hereof and thereafter, possess all of the rights, privileges, immunities, and franchises as well of a public and as of a private nature of each of the merged corporations: all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choices in action and all and every other interest, of or belonging to or due to each of the corporation so merged, shall be taken and deemed to be transferred and invested in such Surviving Corporation without further act or deed: and the title to any real estate or other property, or any interest therein, vested in any of such corporations shall not revert to any other party or be in any way impaired by reason of such merger but shall vest in the Surviving Corporation.

5. The Surviving Corporation shall henceforth be responsible and liable for all of the liabilities and obligations and debts of each of the corporations so merger: and any claim to existing or action or proceeding pending by or against any of such corporations may be prosecuted as if such merger had not taken place or such Surviving Corporation may be substituted in the place of any submerged corporation. Neither the rights of creditors nor any liens upon the property of any merged corporation shall be impaired by the terms of this merger.


                        III. OWNERSHIP OF SHARES
                        ------------------------

BI is a Nevada corporation and is a wholly-owned subsidiary of TR and it has issued and outstanding 10 shares of common stock all of which are owned by TR. TR is a Utah corporation and as of November 23, 1986, had 5,000,000 shares of common stock issued and outstanding. In the merger, BI shall issue 10,000,000 shares of its common stock to the stockholders of TR. All prior issued and outstanding shares of common stock of TR shall be canceled in the merger along with the 10 shares of BI presently held by TR.

                       IV. DIRECTORS' RESOLUTION
                       -------------------------

The Board of Directors and stockholders of TR and BI, each, pursuant to a duly convened meeting, held on November 19,1986, held at 311 South State, Salt Lake City, Utah 84111, and upon motion duly made, seconded, and carried, did duly and lawfully adopt the following resolution:

RESOLVED, that the officers of the Corporation are hereby authorized and directed to execute and adopt a Plan and Articles of Merger to accomplish all other acts necessary to consummate the merger of TR into BI, a Nevada corporation, wherein BI, a Nevada corporation, is the Surviving Corporation. The terms and Articles of Merger shall provide for the pro rata issuance of stock of the Surviving Corporation to the holders of stock of the parent corporation as described above under the Article entitled "Ownership of Shares".

This Plan and these Articles of Merger were duly approved by the shareholders of TR and BT at a meeting held on November 19, 1986, in Salt Lake City, Utah, after due notice of the purpose of the meeting was executed by each of the directors and each of the stockholders of each of said

Corporations at said stockholder's address as they appeared on the records of the Corporation. The Plan and Articles of Merger were duly approved by a majority of the outstanding shares of the common stock of each corporation. The number of shares voting in favor of said proposal being 500,000 and the number of shares voted against the proposal to merge being -0-. A copy of the Plan. and Articles of Merger was mailed or hand delivered to each shareholder of record of the subsidiary corporation, BI. Such delivery was accomplished on November 19,1986.


                          V. COMPLIANCE WITH LAWS
                          -----------------------

All conditions required by the laws of the States of Nevada and Utah applicable to the proposed merger have been satisfied.


                           VII. STATED CAPITAL
                           -------------------

The amount of stated capital of the surviving corporation on the effective date of the merger will be Five Thousand ($5,000).


                       VIII. SERVICE UNDER UTAH LAW
                       ----------------------------

The Surviving Corporation hereby appoints Thomas G. Kimble & Associates, 311 South State, Suite 440, Salt Lake City, Utah 84111 as its registered agent in the State of Utah for general service of process and agrees that it may be served with process in Utah in any proceeding for the enforcement of any obligation of TR, a Utah corporation, and in any proceeding for the enforcement of the rights of a dissenting shareholder of TR against the Surviving Corporation. The Surviving Corporation hereby grants an irrevocable appointment of the Lt. Governor Secretary of State of Utah or legal successor as its agent to accept service of process in any such proceedings: and agrees that it will promptly pay to the dissenting shareholders of TR the amount, if any, to which they shall be entitled under the provisions of Utah law with respect to the rights of dissenting shareholders.


                           IX. SIGNATURES
                           --------------

This Plan and these Articles of Merger were duly adopted and executed in duplicate by the President and Secretary of the Surviving Corporation and each of the corporations which were parties hereto this 19th day of November, 1986.


TECHNOLOGY RESEARCH, INC.
a Utah corporation



 By: /s/ Don H. Denike                By:  D. Reed Jensen
     ---------------------            ----------------------
     Secretary                        President

BALBOA INVESTMENTS, INC.
a Nevada corporation


By: /s/ Don H. Denike                 By:  D. Reed Jensen
     ---------------------            ----------------------
     Secretary                        President

                             VERIFICATION
                             ------------

The undersigned, after being duly sworn, does hereby depose and state, that he is the Secretary of Technology Research, Inc., a Utah corporation, and Balboa Investments, Inc., a Nevada corporation, and that he has read the foregoing Plan and Articles of Merger and knows the contents thereof, and does hereby certify that this Plan and these Articles of Merger contain a truthful statement of the Plan and Articles of Merger as duly adopted by the Directors and Stockholders of the corporations.

By: /s/ Don H. Denike
----------------------
Secretary


STATE OF UTAH          )
                       )ss.
COUNTY OF SALT LAKE    )

On the ___ day of November, 1986, personally appeared before me the President and Secretary of Technology Research, Inc., (a Utah corporation), and Balboa Investments, Inc., (a Nevada corporation), the signers of the above instrument who duly acknowledged to me that they executed the same on behalf of said corporations pursuant to duly adopted director's resolutions.


My Commission Expires:
12/7/88

/s/ Patty Folger
---------------------------
NOTARY PUBLIC
Residing in Salt Lake City, UT